Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2007

Contact:	Connie Perrine
Chief Financial Officer
Omni Financial Services, Inc.
(404) 250-7745

Omni Financial Services, Inc. Reports Record Second Quarter Earnings of $1.71Million, Growth of 21.3% and Declares Dividend

Atlanta, GA—Omni Financial Services, Inc. (NASDAQ: OFSI):

Second Quarter 2007 Highlights (compared to June 30, 2006 unless otherwise noted):

•	Net income of $1.71 million – increase of 21.3%

•	Diluted earnings per share of $0.15

•	Total capital of $71.9 million – increase of 99.8%

•	Asset growth of $271.7 million – increase of 46.4%

•	Net interest margin of 5.02% – 4 basis point linked quarter increase

•	Dividend of $0.05 per share declared

Financial Performance

Omni Financial Services, Inc. (NASDAQ: OFSI), the bank holding company for Omni National Bank, reported an increase of 21.3% in net income for the three months ended June 30, 2007, to $1.7 million or $0.15 per diluted share, compared to $1.4 million or $0.18 per diluted share in the same quarter in 2006. Comparing linked quarters, net income increased 17.5% or $0.02 per diluted share, from the first quarter of 2007. For the six months ended June 30, 2007 the Company posted net income of $3.2 million or $0.28 per diluted share, which is a net income increase of 15.9% as compared to $2.7 million or $0.36 for the six month period ended June 30, 2006. For comparison purposes, net income for the six months ended June 30, 2006 has been reduced by a $3.69 million tax credit recorded on January 1, 2006 upon conversion from an S-Corporation to a C-Corporation at January 1, 2006. Including the tax credit, net income calculated in accordance with generally accepted accounting principles (“GAAP”) for the six months ended June 30, 2006 was $6.4 million or $0.85 per diluted share.

The primary reason for the increase in earnings during 2007 is expansion in net interest income, which was driven by a $193.1 million or 52% increase in average loans outstanding for the six months ended June 30, 2007 as compared to the six months ended June 30, 2006. Chairman and CEO Stephen Klein stated, “We are pleased that quarter after quarter we are able to produce record earnings and consistent loan growth for our shareholders.” Earnings for the quarter were also positively impacted by the May 2007 recovery of $357,000 relating to a $1.0 million fraud loss recorded in December 2005 in the warehouse lending line of business. President Irwin Berman noted, “Our diligence in pursuing this matter has resulted in the recovery of 35% of the loss previously recognized. While further recovery remains uncertain, we continue to pursue our options.”

Net Interest Income and Margin

For the three months ended June 30, 2007, the Company recorded record net interest income of $9.2 million, an increase of $2.78 million or 43.1% from $6.5 million for the same period in 2006, the result of continued strong loan growth which drove the increase in average earning assets of $223.5 million or 42.6% when compared to the same period in 2006. Compared to the first quarter of 2007, net interest income increased $847,000 or 10.10%.

The Company’s net interest margin for the quarter was 5.02%, which was four basis points below second quarter 2006 but an increase of 4 basis points from the quarter ended March 31, 2007.

Loans

Loans, net of deferred loan fees, were $610.5 million at June 30, 2007, an increase of $189.2 million or 44.9% when compared to $421.3 million at June 30, 2006. On a linked-quarter basis, gross loans grew $40.6 million or 7.1% over the prior quarter. For the quarter ended June 30, 2007, net charge-offs totaled $456,000, resulting in an annualized net charge-off ratio of 0.31% compared to $174,000 or 0.18% for the quarter ended June 30, 2006 and $56,000 or 0.04% for the linked quarter. Approximately $175,000 or 38%

- more -

of the net charge-offs related to losses recognized for properties in Griffin and Macon, Georgia that were foreclosed and taken into OREO during the quarter. During the first quarter of 2007 the Company noted that an accelerated economic downturn in these markets had increased non performing assets. An additional $146,000 or 32% of the net charge-offs arose from losses recognized on the liquidation of collateral related to two loans acquired in the Company’s July 2005 acquisition of a troubled Dalton Georgia bank.

On a linked quarter basis, the provision for loan losses increased $455,000 or 46%. $424,000 of the increase was attributable to specific reserves related to two loans for which the Company has identified a probable incurred loss. The ratio of the allowance for loan losses to loans increased from 1.33% to 1.40%. Without the specific reserves noted, the ratio would have been 1.33%. The provision for loan losses for the three months ended June 30, 2006 was $725,000 and the ratio of the allowance for loan losses to loans was 1.32%. The $716,000 or 99% year over year increase in the provision reflects the Bank’s significant loan growth.

Total non-performing assets as a percentage of total loans and OREO increased to 2.42% as of June 30, 2007 compared to 2.03% as of March 31, 2007 and 1.64% as of June 30, 2006. While there was a large reduction in non-performing assets in the community redevelopment portfolio to 0.92% of loans and OREO, from 1.38% of loans and OREO as of March 31, 2007, there was an increase in non-performing assets in the Atlanta real estate construction portfolio (to 0.71% of loans and OREO from 0.05%) due to credit deterioration detected in 5 metro Atlanta residential construction relationships, totaling $5.4 million. “We have been proactive in facing the loan performance challenges that we have seen and may continue to see in the industry, and believe we have a strong team in place to manage the resulting opportunities,” Chief Lending Officer Charlie Barnwell commented. “We continue to evaluate market data as it relates to residential housing absorption, and in particular, building lot absorption and sales so that we can identify potential issues and work with our borrowers to avoid default.”

Financial Ratios

Certain performance ratios for the quarter ended June 30, 2007 compared to the quarter ended June, 2006 have been significantly impacted by the large increase in stockholders’ equity and shares outstanding associated with the Company’s initial public offering that was effective September 29, 2006 and was consummated in the fourth quarter of 2006. As a result of the offering, shares outstanding increased by 3,852,500 and net proceeds of $33.0 million were received. The increase in these items resulted in the denominators used in calculating certain ratios to increase, which resulted in reduced ratios for the current quarter, specifically for return on equity and earnings per share. As the proceeds from the offering are utilized in the growth of the business it is expected that the performance ratios will continue to increase and return to historical levels.

Return on average equity for the three months ended June 30, 2007 was 9.25% compared to 15.83% for the same period in 2006. Return on average assets for the three months ended June 30, 2007 was 0.85% compared to 1.00% for the same period in 2006. The Company’s efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 60.22% for the three months ended June 30, 2007 compared to 59.76% for the three months ended June 30, 2006.

On a linked quarter basis, return on average equity and assets improved from 8.05% and 0.79% to 9.25% and 0.85%, respectively, as more of the capital raised in 2006 has been deployed and begun to produce a return. Also on a linked quarter basis, there was improvement in the efficiency ratio from 65.50% to 60.22%.

- more -

Selected Financial Information

	For the Three Months Ended June 30			For the Six Months Ended June 30
	2007	2006	% Change	2007	2006	% Change
Share Data
Diluted earnings per share (1)	$0.15	$0.18	-16.67%	$0.28	$0.36	-22.22%
Book value at period end	$6.41	$4.80	33.50%	$6.41	$4.80	33.50%
Tangible book value at period end	$5.89	$4.03	46.18%	$5.89	$4.03	46.18%
Performance Ratios:
Return on average equity (1) (2)	9.25%	15.83%	-41.57%	8.66%	36.94%	-76.56%
Net interest margin	5.02%	5.06%	-0.88%	5.01%	5.01%	0.01%
Efficiency ratio	60.22%	59.76%	0.77%	62.72%	62.70%	0.03%
Credit Quality Ratios:
Allowance for loan losses to loans	1.40%	1.32%	6.06%	1.40%	1.32%	6.06%
Nonperforming assets to total assets	1.74%	1.19%	46.57%	1.74%	1.19%	46.57%
Nonperforming assets to total loans and Oreo	2.42%	1.58%	53.22%	2.42%	1.58%	53.22%
Net charge-offs to average loans (2)	0.31%	0.18%	72.22%	0.18%	0.11%	63.64%
Selected Balance Sheet Averages:
Loans outstanding	$585,922,266	$397,518,592	47.39%	$561,964,567	$368,844,315	52.36%
Total assets	$802,534,768	$562,571,304	42.65%	$768,147,016	$529,836,306	44.98%
Interest-earning assets	$748,415,943	$524,924,386	42.58%	$718,920,830	$494,468,429	45.39%
Deposits	$620,400,496	$399,348,478	55.35%	$593,683,745	$380,289,702	56.11%
Tangible shareholders equity	$68,217,130	$29,842,787	128.59%	$67,781,725	$29,206,587	132.08%
Shareholders’ equity	$74,005,291	$35,658,426	107.54%	$73,570,177	$35,024,206	110.06%

(1)	The six month period ended June 30, 2006 has been adjusted to reflect the $3.69 million tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006.
(2)	Annualized

Expansion Activities

During the second quarter, the Company continued its expansion activities. In April it celebrated the grand opening of a new Fayetteville, North Carolina branch, located on the north side of town and relocated the Dalton, Georgia branch to a new downtown location. The Company also expanded its geographic diversity by opening a loan production office in Dallas, Texas and entering into an agreement to acquire the charter of Wilson State Bank. The charter acquisition, which closed July 2, 2007, will allow the Company to provide full service banking in Dallas as well as expand full service banking throughout Texas. A Houston office is expected to open in the third quarter of 2007. The Company also acquired an office building in downtown Chicago, Illinois with the intent to increase its Chicago presence.

Like most financial institutions, the Bank continues to focus on core deposit growth. President Irwin Berman stated, “Although growing demand deposits continues to be a challenge, we are pleased with the growth of our money market and savings deposits which increased $32 million – more than 100% - since June 2006.”

To support the continued growth, the Company added 15 new associates during the quarter. One area of focus was the Credit Administration area which added 4 employees. Chief Credit Officer Terry Lawson noted, “The additions to our Credit area further strengthen our already stringent credit culture.”

Other Information

Quarterly Dividend. The board of directors declared a quarterly cash dividend of $0.05 per share at its July 24, 2007 board meeting. The dividend is payable on August 21, 2007 to shareholders of record as of August 6, 2007.

Stock Repurchase Program. On July 24, 2007, the board of directors authorized the Company to increase the aggregate size of its existing stock repurchase program by $8.6 million to provide for the repurchase of an aggregate of $10 million of stock, of which $1.4 million has been repurchased. The closing price of Omni Financial Services, Inc. common stock on June 29, 2007 (the last trading day of the quarter) was $8.12 per share.

- more -

The Georgia 100—Best of Business 2007. Omni Financial Services was ranked #27 in the Georgia 100, the Atlanta Journal-Constitution’s annual list of Georgia’s top 100 public companies based on 2006 performance. Rankings are computed by an independent accounting firm and are based on five weighted variables: annual revenue, year-over-year revenue change, return on equity, annual change in profit margin in fiscal 2006 and total return on investment (share price change plus reinvested dividends) for calendar 2006.

Conference Call / Webcast Information

Omni Financial Services, Inc. will host a conference call on Thursday, July 26 at 10:00 a.m. (ET) to discuss second quarter 2007 financial results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call: Please call 1-866-558-6901. A transcript of the call will be available 3 days after the event on the Company’s website and will be available for 14 days following the event.

Webcast: To gain access to the webcast, which will be “listen-only,” please go to www.onb.com and click on the link “Earnings Press Release.” For those unable to participate during the live webcast, it will be archived on the Omni National Bank website for 14 days following the event.

About Omni

Omni Financial Services, Inc. is a bank holding company headquartered in Atlanta, Georgia. Omni Financial Services, Inc. provides a full range of banking and related services through its wholly owned subsidiary, Omni National Bank, a national bank headquartered in Atlanta, Georgia. Omni has one full service banking location in Atlanta, one in Dalton, Georgia, five in North Carolina, one in Chicago, Illinois, and one in Tampa, Florida. In addition, Omni has loan production offices in Charlotte, North Carolina, Dalton, Georgia, Birmingham, Alabama, Philadelphia, Pennsylvania, and Dallas, Texas. Omni provides traditional lending and deposit gathering capabilities, as well as a broad array of financial products and services, including specialized services such as community redevelopment lending, small business lending and equipment leasing, warehouse lending, and asset-based lending. Omni Financial Services, Inc.’s common stock is traded on the NASDAQ Global Market under the ticker symbol “OFSI.” Additional information about Omni National Bank is available on its website at www.onb.com.

#####

Except for historical information contained herein, the matters discussed in this press release consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions, potential difficulties in the execution of Omni Financial Services, Inc.’s business and growth strategies, competitive risks and other factors set forth from time to time in Omni Financial Services, Inc.’s filings with the Securities and Exchange Commission. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “outlook,” and “anticipates” are similar expressions as they relate to Omni Financial Services, Inc.’s (including its subsidiaries), or its management, and are intended to identify forward-looking statements.

Omni Financial Services, Inc. from time to time becomes aware of rumors concerning its business, prospects and results of operations. As a matter of policy, Omni Financial Services, Inc. does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and other unsubstantiated information. Omni Financial Services, Inc. complies with federal and state laws applicable to the disclosure of information concerning its business, prospects and results of operations. Investors may be at significant risk in relying on unsubstantiated information from other sources.

Omni Financial Services, Inc.

Consolidated Balance Sheets

	June 30, 2007	December 31, 2006	June 30, 2006
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$7,297,232	$5,874,453	$6,750,183
Interest-bearing deposits in other financial institutions	2,126,795	319,961	1,906,400
Federal funds sold	37,827,000	16,341,000	—

Total cash and cash equivalents	47,251,027	22,535,414	8,656,583
Investment securities available-for-sale	140,527,523	134,553,978	118,685,155
Other investments	5,927,500	4,836,100	6,388,600
Loans, net of allowance for loan losses of $8,561,083, $6,646,212, and $5,544,038	601,971,083	494,813,672	415,802,060
Loans held-for-sale	5,482,945	9,635,243	3,728,157
Equipment leased to others	3,053,399	—	27,112
Other real estate owned	5,306,283	3,377,719	1,786,917
Premises and equipment, net	22,714,099	10,707,034	11,912,047
Goodwill	4,753,887	4,753,887	4,753,887
Cash surrender value of life insurance policies	1,225,236	1,201,275	1,177,489
Accrued interest and loan related receivable	9,024,168	5,904,039	4,210,308
Deferred taxes	5,252,473	3,461,111	4,238,328
Other assets	4,745,912	6,984,509	4,202,184

	$857,235,535	$702,763,981	$585,568,827

LIABILITIES & STOCKHOLDERS’ EQUITY
Deposits:
Demand	$44,722,493	$49,380,211	$41,009,788
Savings and money market	46,337,209	36,993,065	13,842,909
Certificates of deposit—Retail	174,435,896	162,293,149	175,445,108
Certificates of deposit—Brokered	411,592,611	296,003,247	198,013,438

Total deposits	677,088,209	544,669,672	428,311,243
Federal Home Loan Bank borrowings	77,500,000	57,500,000	92,000,000
Junior subordinated debentures	20,620,000	20,620,000	20,620,000
Federal funds purchased	—	—	1,842,000
Deferred gain on sale of OREO	702,668	576,808	315,875
Escrow accounts, accrued interest payable and other liabilities	9,440,111	7,050,415	6,507,590

Total liabilities	785,350,988	630,416,895	549,596,708
Common stock, par value $1.00; 25,000,000 shares authorized: 11,390,069, 11,348,928, 7,492,978 shares issued; 11,218,148, 11,332,307, 7,492,977 outstanding	11,390,069	11,348,928	7,492,978
Additional paid-in capital	54,863,563	54,567,172	25,276,224
Retained earnings	9,321,025	7,296,572	5,158,561
Accumulated other comprehensive loss	(2,184,432)	(765,499)	(1,855,644)
Treasury stock, at cost; 171,921, 16,621 and 16,612 shares	(1,505,678)	(100,087)	(100,000)

Total shareholders’ equity	71,884,547	72,347,086	35,972,119

	$857,235,535	$702,763,981	$585,568,827

Omni Financial Services, Inc.

Consolidated Statements of Income

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Interest income:
Interest and fees on loans	$16,094,579	$10,546,717	$30,448,850	$19,190,317
Interest on investment securities	1,994,899	1,475,502	3,826,089	2,830,142

Total interest income	18,089,478	12,022,219	34,274,939	22,020,459

Interest expense:
Interest on deposits	7,584,277	3,999,573	14,343,583	7,326,849
Interest on other borrowings	1,271,419	1,569,782	2,261,947	2,679,369

Total interest expense	8,855,696	5,569,355	16,605,530	10,006,218

Net interest income	9,233,782	6,452,864	17,669,409	12,014,241
Provision for loan losses	1,441,019	725,000	2,426,798	950,000

Net interest income after provision for loan losses	7,792,763	5,727,864	15,242,611	11,064,241

Noninterest income:
Gain on sale of loans	204,442	236,483	302,767	716,790
Service charges on deposit accounts	164,656	205,431	322,652	341,645
Investment securities (losses) gains, net	9,803	(3,834)	8,674	(2,258)
Other income	483,294	116,745	863,835	342,419

Total noninterest income	862,195	554,825	1,497,928	1,398,596

Noninterest Expense:
Salaries and employee benefits	2,966,722	2,120,153	5,972,570	4,160,320
Occupancy and equipment	877,053	695,160	1,729,227	1,365,287
Professional fees	371,043	254,725	705,451	616,010
Other real estate owned expense	397,019	119,963	822,043	225,939
Telecommunications	165,137	139,187	349,567	284,975
Advertising and marketing	171,349	108,831	326,501	247,772
Office supplies	92,207	75,098	178,148	141,940
Other	1,039,446	674,633	1,937,832	1,367,329

Total noninterest expense	6,079,976	4,187,750	12,021,339	8,409,572

Income before income taxes	2,574,982	2,094,939	4,719,200	4,053,265
Income tax expense (benefit)	868,104	687,455	1,559,874	(2,362,873)

Net income	$1,706,878	$1,407,484	$3,159,326	$6,416,138

Proforma data: (1)
Net income:
As reported	$1,706,878	$1,407,484	$3,159,326	$6,416,138
Adjustment for change in tax status	—		—	$(3,691,407)

Adjusted net income	$1,706,878	$1,407,484	$3,159,326	$2,724,731

Earnings per common share:
Basic	$0.15	$0.19	$0.28	$0.87
Diluted	$0.15	$0.18	$0.28	$0.85
Proforma Earnings per common share: (1)
Basic earnings per share	$0.15	$0.19	$0.28	$0.37
Diluted earnings per share	$0.15	$0.18	$0.28	$0.36

Weighted average common shares outstanding:
Basic	11,280,687	7,476,366	11,307,100	7,353,258
Diluted	11,413,877	7,638,883	11,454,299	7,515,774

(1)	The six months ended June 30, 2006 has been adjusted to reflect the $3.69 M tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006.

Omni Financial Services, Inc.

Selected Financial Data

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Share Data
Common shares outstanding	11,218,148	7,476,366	11,218,148	7,476,366
Weighted average shares outstanding—basic	11,280,687	7,476,366	11,307,100	7,353,258
Weighted average shares outstanding—diluted	11,413,877	7,638,883	11,454,299	7,515,774

Book value at quarter end	$6.41	$4.80	$6.41	$4.80
Tangible book value at quarter end	$5.89	$4.03	$5.89	$4.03

Basic earnings per share/GAAP	$0.15	$0.19	$0.28	$0.87
Diluted earnings per share/GAAP	$0.15	$0.18	$0.28	$0.85

Basic earnings per share/Pro-forma (1)	$0.15	$0.19	$0.28	$0.37
Diluted earnings per share/Pro-forma (1)	$0.15	$0.18	$0.28	$0.36

Cash dividends declared	$0.05	$0.11	$0.10	$0.17

Performance Ratios:
Return on average assets/Pro-forma (1) (2)	0.85%	1.00%	0.83%	1.04%
Return on average equity/Pro-forma (1) (2)	9.25%	15.83%	8.66%	15.69%
Return on average tangible equity/Pro-forma (1) (2)	10.04%	18.92%	9.40%	18.81%
Yield on earning assets	9.77%	9.31%	9.67%	9.09%
Cost of interest-bearing liabilities	5.22%	4.53%	5.17%	4.36%
Net interest Margin	5.02%	5.06%	5.01%	5.01%
Efficiency ratio	60.22%	59.76%	62.72%	62.70%

Return on average assets/GAAP (2)	0.85%	1.00%	0.83%	2.44%
Return on average equity/GAAP (2)	9.25%	15.83%	8.66%	36.94%
Return on average tangible equity/GAAP (2)	10.04%	18.92%	9.40%	44.30%

Credit Quality Ratios:
Allowance for loan losses	$8,561,083	$5,544,038	$8,561,083	$5,544,038
Nonperforming assets	$14,951,283	$6,683,195	$14,951,283	$6,683,195
Allowance for loan losses to loans	1.40%	1.32%	1.40%	1.32%
Nonperforming assets to total assets	1.74%	1.19%	1.74%	1.19%
Nonperforming assets to total loans and Oreo	2.42%	1.58%	2.42%	1.58%
Net charge-offs	$456	$174	$512	$197
Net charge-offs to average loans (2)	0.31%	0.18%	0.18%	0.11%

Average Balances:
Loans outstanding	$585,922,266	$397,518,592	$561,964,567	$368,844,315
Total assets	$802,534,768	$562,571,304	$768,147,016	$529,836,306
Interest-earning assets	$748,415,943	$524,924,386	$718,920,830	$494,468,429
Deposits	$620,400,496	$399,348,478	$593,683,745	$380,289,702
Tangible shareholders equity	$68,217,130	$29,842,787	$67,781,725	$29,206,587
Shareholders’ equity	$74,005,291	$35,658,426	$73,570,177	$35,024,206

(1)	The six-month period ended June 30, 2006 has been adjusted to reflect the $3.69 million tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006.
(2)	Annualized

Loan Supplementary Information

The following schedules provide additional loan and non performing asset information as of June 30, 2007.

Non performing assets by loan type.

	June 30, 2007			March 31, 2007			December 31, 2006
	Loans	Non-performing Loans	OREO	Loans	Non-performing Loans	OREO	Loans	Non-performing Loans	OREO
Real estate – construction	$70,840	$2,390	$1,999	$74,531	$261	$—	$61,768	$—	$—
Community redevelopment	$174,814	$2,569	$3,143	156,863	3,566	4,402	132,162	1,919	2,508
Commercial real estate	$222,585	$2,942	$32	199,595	1,621	132.0	184,015	1,961	—
Residential real estate	$18,386	$400	$132	19,226	425	704	20,254	411	870
Commercial and industrial	$123,256	$1,344	$—	119,188	544	—	102,018	874	—
Consumer	$2,614	$—	$—	2,346	35	—	2,375	7	—

Total loans and Oreo	$612,495	$9,645	$5,306	571,750	6,452	5,238	502,590	5,171	3,378

Less: Allowance for loan losses	$8,561	$—	$—	7,576	—	—	6,646		—
Deferred loan fees, net	$1,964	$—	$—	1,795	—	—	1,130		—

Total net loans and Oreo	$601,970	$9,645	$5,306	$562,379	$6,452	$5,238	$494,814	$5,171	$3,378

Non performing assets as a percentage of loan type.

	June 30, 2007
	Non-performing loans	OREO	Total as % of Product	Total as a % of Gross Loans and OREO
Real estate – construction	3.28%	2.74%	6.03%	0.71%
Community redevelopment	1.44%	1.77%	3.21%	0.92%
Commercial real estate	1.32%	0.01%	1.34%	0.48%
Residential real estate	2.16%	0.71%	2.87%	0.09%
Commercial and industrial	1.09%	0.00%	1.09%	0.22%
Consumer	0.00%	0.00%	0.00%	0.00%

Total Non-Performers	1.56%	0.86%		2.42%

	March 31, 2007
	Non-performing loans	OREO	Total as % of Product	Total as a % of Gross Loans and OREO
Real estate – construction	0.35%	—	0.35%	0.05%
Community redevelopment	2.21%	2.73%	4.94%	1.38%
Commercial real estate	0.81%	0.07%	0.88%	0.30%
Residential real estate	2.13%	3.53%	5.67%	0.20%
Commercial and industrial	0.46%	—	0.46%	0.09%
Consumer	1.49%	—	1.49%	0.01%

Total Non-Performers	1.12%	0.91%		2.03%

	December 31, 2006
	Non-performing loans	OREO	Total as % of Product	Total as a % of Gross Loans and OREO
Real estate – construction	—	—	—	0.00%
Community redevelopment	1.42%	1.86%	3.29%	0.87%
Commercial real estate	1.07%	—	1.07%	0.39%
Residential real estate	1.94%	4.12%	6.06%	0.25%
Commercial and industrial	0.86%	—	0.86%	0.18%
Consumer	0.30%	—	0.30%	0.00%

Total Non-Performers	1.02%	0.67%		1.69%

Non-performing loans include non-accrual loans and accruing loans past due greater than 90 days

	Non accrual loans		OREO		Total
	Units	Value	Units	Value	Units	Value
Commercial loans/OREO collateralized by residential dwellings
Redevelopment
Atlanta	7	$766,140	10	$1,094,515	17	$1,860,655
Macon	—	—	24	1,128,223	24	1,128,223
Griffin	—	—	10	426,930	10	426,930
Charlotte	1	320,382	3	152,967	4	473,349
Birmingham	2	68,613	2	84,696	4	153,309
Tampa	4	454,606	2	255,998	6	710,605
Chicago	7	1,279,656	—	—	7	1,279,656

	21	2,889,397	51	3,143,329	72	6,032,727
Atlanta Commercial	4	730,083	7	1,268,193	11	1,998,276
North Carolina Commercial	4	149,824	4	131,513	8	281,337

	29	3,769,304	62	4,543,035	91	8,312,339
Commercial loans collateralized by residential lots
Atlanta Commercial	65	2,931,771	21	731,248	86	3,663,019

Loans/OREO collateralized by other than residential property
SBA	5	905,453	—	—	5	905,453
Leasing, equipment and other	11	1,123,801	1	32,000	12	1,155,801
Commercial real estate	1	562,606	—	—	1	562,606
Atlanta Consumer	2	309,311	—	—	2	309,311
North Carolina consumer	1	42,753	—	—	1	42,753

	20	2,943,924	1	32,000	21	2,975,924

Aggregate non-performing loans and OREO	114	$9,644,999	84	$5,306,283	198	$14,951,283

Commercial residential real estate performing loan portfolio – collateral and loan type.

	Land - Unimproved	Land-Acquisition & Development	Multi-Family Dwelling	Residential Construction	Grand Total
Georgia
Total Loans	$3,245,945	$7,848,760	$90,385	$31,969,427	$43,154,516
Number of units of raw land	11	11	—	—	22
Number of lots	2	—	—	138	140
Number of condo/town home units	—	—	—	2	2
Number of single family residences	—	—	—	29	29
North Carolina
Total Loans	$3,026,580	$2,992,508	$—	$14,020,225	$20,039,313
Number of units of raw land	12	3	—	2	17
Number of lots	8	4	—	72	84
Number of condo/town home units	—	1	—	—	1
Number of single family residences	—	—	—	39	39
Other
Total Loans	$5,574,927	$1,453,694	$4,864,736	$5,022,661	$16,916,019
Number of units of raw land	2	2	—	—	4
Number of lots	—	—	—	3	3
Number of condo/town home units	—	—	2	2	4
Number of single family residences	—	—	—	—	—
Total
Total Loans	$11,847,452	$12,294,962	$4,955,121	$51,012,313	$80,109,848
Number of units of raw land	25	16	—	$2	43
Number of lots	10	4	—	$213	227
Number of condo/town home units	—	1	2	$4	7
Number of single family residences	—	—	—	$68	68

The above collateral information is based on information provided as part of the related loan documentation process.

The actual number of lots may have changed during the development process